Exhibit 10.1

SELECT ENERGY SERVICES, INC.

2016 EQUITY INCENTIVE PLAN

GLOBAL AMENDMENT TO

PERFORMANCE SHARE UNIT GRANT NOTICES AND AGREEMENTS

This Global Amendment to Performance Share Unit Grant Notices and Agreements (this “Amendment”) is hereby adopted by Select Energy Services, Inc., a Delaware corporation (the “Company”), as of January 22, 2020 (the “Effective Date”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Select Energy Services, Inc. 2016 Equity Incentive Plan (as amended, the “Plan”).

WHEREAS, during 2018 and 2019, the Company has previously granted performance share units under the Plan to Participants pursuant to the terms and conditions of Performance Share Unit Grant Notices and Performance Share Unit Agreements between the Company and such Participants (collectively, the “Outstanding Award Agreements”);

WHEREAS, pursuant to the Plan and the Outstanding Award Agreements, the terms and conditions of the Outstanding Award Agreements may be amended without the consent of any Participant, provided that such amendment does not materially reduce the rights of any Participant who holds an Award subject to such amendment; and

WHEREAS, the Company desires to amend each Outstanding Award Agreement to clarify the terms of the Performance Goal (as defined in the Outstanding Award Agreements) as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, effective as of the Effective Date, the Outstanding Award Agreements are hereby amended as follows:

1.                  The definition of “Adjusted Net Income” is hereby deleted in its entirety and replaced with the following:

“(ii) “Adjusted Net Income” means the product obtained by multiplying:

(A) the difference obtained from:

(i) “EBITDA”, as calculated in accordance with that certain Credit Agreement dated as of November 1, 2017, among the Company, SES Holdings, LLC, Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A., and the lenders party thereto (the “Credit Agreement”); provided, however, that the adjustments set forth in such definition in the Credit Agreement shall exclude certain items, including (x) any net non-cash gain or loss during such period arising from the sale, exchange, retirement or other disposition of capital assets (such term to include all fixed assets and all securities) in the ordinary course of business, and (y) any write-up or write-down of tangible assets , less

(ii) the sum of:

(a) interest expense, plus

(b) depreciation expense,

by

(B) 0.79; and”

2.                  Exhibit B to the Outstanding Award Agreements and all cross references thereto shall be deleted in their entirety

3.                  Except as expressly amended hereby, the Outstanding Award Agreements shall remain in full force and effect and are specifically ratified and reaffirmed.

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